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
Certified Public Accountants      South Shore Executive Park       Voice 781. 380.3520
Business Consultants              Ten Forbes West                  Fax 781. 380.7836
                                  Braintree, MA 02184-2696         EMail info@kpmonline.com

                                                                   Kevin P. Martin. CPA
                                                                   Kevin P. Martin, Jr., CPA. MST
                                                                   Kenneth J. Davin, CPA
                                                                   Garrett H. Dalton, III, CPA, MBA
                                                                   Lisa A. Martin, CPA, MST
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K P M    Kevin P. Martin & Associates. P.C.

               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 15, 2000 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1999. We also consent to our firm under the caption of "Experts."


                                          /s/ Kevin P. Martin & Associates, P.C.

                                          KEVIN P. MARTIN & ASSOCIATES, P.C.


May 31, 2000
Braintree, MA 02184